NONTRANSFERABLE NON-INCENTIVE
                             STOCK OPTION AGREEMENT
                              CLIFF VESTING OPTION


     THIS AGREEMENT (the "Agreement"), is dated as of [___________,____], by and between OSTEOTECH, INC., a Delaware corporation (the "Company"), and [______________] (the "Optionee"), pursuant to the Company's 2000 Stock Plan (the "Plan").

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

1. Grant of Option.

     The Company hereby grants to Optionee, effective as of the date set forth above (the "Grant Date"), the right and option (hereinafter called the "Option") to purchase up to an aggregate of [_______] shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company at a price of $[_______] per share, upon the terms and conditions set forth in this Agreement and in the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option shall terminate at the close of business ten (10) years from the Grant Date, or such shorter period as is prescribed herein. Optionee shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to Optionee upon the proper exercise of the Option.

2. Duration and Exercisability.

     (a) Except as otherwise provided in Section 2(b) hereof and subject to the terms and conditions set forth herein, this Option shall become exercisable by the Optionee for all of the shares of Common Stock issuable hereunder on the third anniversary of the Grant Date. The Optionee must be employed by the Company on such third anniversary date in order for this option to become exercisable.

     (b) Notwithstanding the provisions of Section 2(a) hereof, this Option shall become exercisable upon the satisfaction of the accelerated vesting conditions set forth in Exhibit A hereto (the "Accelerated Vesting Conditions"), provided that Optionee is employed by the Company at the time the Accelerated Vesting Conditions are satisfied.

     (c) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than as provided for in accordance with the provisions of Section 4(c) of this Agreement.

3. Adjustment of Shares.

     (a) The exercise price and the number of shares purchasable upon exercise of the Options may be adjusted by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") in accordance with Section 4(c) of the Plan upon the occurrence of certain corporate actions that may affect the Common Stock.

     (b) In the event of a dissolution or liquidation of the Company the Option shall terminate, provided that, if a period of one (1) year from the Grant Date shall have elapsed, the Optionee shall have the right immediately prior to such dissolution or liquidation to exercise such portion of the Option, in whole or in part, as determined in the sole discretion of the Board, whether or not the Optionee's right to exercise the Option has otherwise vested pursuant to the terms of Section 2 of this Agreement. The Board shall also have the right to waive such one (1) year period.

     (c) Subject to the terms of any Change in Control Agreement (as hereinafter defined), which shall control to the extent such terms shall conflict with the terms of this Section 3(c), in the event that the Company is a party to a merger or consolidation, the Option shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee's consent, may provide for:

          (i) The continuation of the Option by the Company (if the Company is the surviving corporation);

          (ii) The assumption of the Plan and the Option by the surviving corporation or its parent;

          (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for the Option; or

          (iv) The cancellation of the Option provided that the Optionee shall have the right immediately prior to such merger or consolidation to exercise the Option in whole or in part, whether or not the Optionee's right to exercise the Option has otherwise accrued pursuant to Section 2 of this Agreement.

4. Effect of Termination of Employment.

     (a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than termination for cause (as defined in Section 4(b) hereof) or Optionee's death or disability (as such term is defined in Section 4(c) hereof), Optionee shall have the right to exercise the Option at any time within three (3) months after such termination of employment to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of termination; provided, however, that this Option shall not be exercisable after the expiration of the term of the Option if earlier.

     (b) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, upon termination for cause, the Option shall be terminated as of the date of the act giving rise to such termination. Termination for cause shall mean termination of the Optionee's employment with the Company for the following acts: dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of the Company's property, physical attack on a fellow employee, willful malfeasance or gross negligence, refusal or failure to perform job duties (other than failure resulting from disability), misconduct materially injurious to the Company, participation in fraud against the Company, entering into competition against the Company, and/or a material breach or threatened material breach of any agreements with the Company.

     (c) If Optionee shall die while this Option is still exercisable according to its terms, or if Optionee's employment with the Company is terminated because Optionee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Optionee's death or date of termination of employment for disability by Optionee, or personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of Optionee's death, the date of termination of Optionee's employment with the Company, if earlier, or the date of termination of Optionee's employment with the Company for such disability, and subject in all cases to the condition that no Option shall be exercisable after the expiration of the term of the Option.

5. Manner of Exercise.

     (a) The Option may be exercised only by Optionee or other proper party, as provided herein, by delivering within the period during which the Option is exercisable hereunder written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

     (b) Optionee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Compensation Committee (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the exercise price of the Option or the portion thereof being paid by tendering such shares or (ii) by delivering to the Company a combination of cash and Common Stock of the Company with an aggregate fair market value equal to the exercise price of the Option. For these purposes, the fair market value of the Company's shares of Common Stock of the Company as of any date shall be as reasonably determined by the Compensation Committee pursuant to the Plan.

6. Notices.

     All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

                  if to the Company, to:

                           Attention: Chief Financial Officer
                           Osteotech, Inc.
                           51 James Way
                           Eatontown, New Jersey 07724

                  if to the Optionee, to:

                           [Optionee's Name]
                           [Optionee's Address]

All such notices, advances, and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.

7. Miscellaneous.

     (a) This Option is issued pursuant to the Company's 2000 Stock Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

     (b) This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a stockholder with respect to shares subject to this Option until such shares shall have been issued to Optionee upon exercise of this Option.

     (c) The exercise of all or any parts of this Option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

     (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

     (e) No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     (f) The Optionee shall take whatever additional actions and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

     (g) This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware.

     (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, merging any and all prior agreements, provided that any change in control agreement or similar agreement ("Change in Control Agreement") between the Optionee and the Company which governs the exercisability of options to purchase the Company's Common Stock held by the Optionee upon a change in control of the Company (as defined in such Change in Control Agreement) shall control with regard to the exercisability of this Option in the event of such a change in control of the Company to the extent the terms of such Change in Control Agreement conflict with the terms of this Agreement.

     (j) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. With the Company's concurrence, Optionee may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such Option with a fair market value equal to such taxes, in accordance with such rules.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the date set forth above.

No. of Shares Subject to Option: [__________]
Exercise Price per Share: $[____]
Date of Grant: [__________,_____]

OSTEOTECH, INC.



By:______________________
    Name:
    Title:






By:__________________________
           [Optionee]

                          Exhibit A to Nontransferable
                      Non-Incentive Stock Option Agreement
                        Cliff Vesting Option dated as of
                  [_____________,_____] between Osteotech, Inc.
                   and [____________] (the "Option Agreement")


     The Accelerated Vesting Condition referred to in Section 2(b) of the Option Agreement are as follows:


                       For the six months ending [_________] Osteotech Inc. and Subsidiaries' consolidated net revenues must be at least $[________] and consolidated operating income must be at least $[__________].

     FIRST AMENDMENT TO NONTRANSFERABLE NON-INCENTIVE STOCK OPTION AGREEMENT
                              CLIFF VESTING OPTION

This Amendment, dated as of [___________,_____], is made by and between OSTEOTECH, INC., a Delaware corporation (the "Company"), and [______________] (the "Optionee"), pursuant to the Company's 2000 Stock Plan.

                                    Recitals

WHEREAS, the Company and the Optionee entered into that certain Nontransferable Non-Incentive Stock Option Agreement Cliff Vesting Option (the "Original Option Agreement"), dated as of [___________,_____], pursuant to which the Company granted Optionee the right and option to purchase the Company's shares of common stock; and

WHEREAS, the Company and the Optionee desire to amend Section 4 and other relevant Sections of the Original Option Agreement to extend the exercise period of the Option in the event of the Optionee's termination of employment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and the Optionee hereby agree to the following:

1. Section 2(c) of the Original Option Agreement is hereby amended and restated with the following:

          "(c) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than as provided for in accordance with provision of Section 4(b) of this Agreement."

2. Section 4 of the Original Option Agreement is hereby amended and restated with the following:

         "4.      Effect of Termination of Employment

               (a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason, the Optionee shall have the right to exercise the Option through the expiration of the Option Term.

               (b) If the Optionee shall die while this Option is still exercisable according to its terms, or if Optionee's employment with the Company is terminated because Optionee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or its subsidiaries, if any, the Optionee shall not have fully exercised the Option, such Option may be exercised at any time through the expiration of the term of the Option, by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution."

3. Except as set forth herein, the Original Option Agreement remains unchanged and in full force and effect. In case of any conflict between the Original Option Agreement, as amended, and the 2000 Stock Option Plan, the Original Option Agreement, as amended, shall control.

     IN WITNESS WHEREOF, the Company and the Optionee hereto have caused this Amendment to be duly executed as of the date first written above.

OSTEOTECH, INC.


By. _____________________                   By. _____________________
      Name:                                                          [Optionee]
      Title: